                                                                     Exhibit 5.1

                              Debevoise & Plimpton
                                875 Third Avenue
                            New York, New York 10022


                                                                    May 24, 2001

The Phoenix Companies, Inc.
One American Row
Hartford, CT 06102


                          The Phoenix Companies, Inc.
                       Registration Statement on Form S-1
                       ----------------------------------

Dear Sirs:

     We have acted as counsel to The Phoenix Companies, Inc., a Delaware corporation (the "Registrant"), in connection with a Registration Statement on Form S-1 (File No. 333-55268) (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to an offering (the "Offering") of shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), by the Registrant (such shares of Common Stock, including any shares that may be sold upon exercise of the underwriters' over-allotment option and any additional shares that may be registered in accordance with Rule 462(b) under the Act for sale in the Offering, the "Shares").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

The Phoenix Companies, Inc.                    2                    May 24, 2001

     We are of the opinion that upon the issuance and delivery against payment therefore in accordance with the terms of the underwriting agreement (a form of which is filed as Exhibit 1.1 to the Registration Statement), the Shares will be duly authorized, validly issued, fully paid and non-assessable under the laws of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption "Validity of Common Stock" in the prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                    Very truly yours,

                                                    /s/ Debevoise & Plimpton